
                                    WRIGHT MEDICAL TECHNOLOGY, INC. AND SUBSIDIARIES

                                            COMPUTATION OF EARNINGS PER SHARE

                                          (in thousands, except loss per share)



                                                                         Years Ended
                                                 -------------------------------------------------------------
                                                 December 31, 1997     December 31, 1996     December 31, 1995
                                                 -----------------     -----------------     -----------------
Net loss                                         $        (22,572)     $        (14,589)     $         (6,492)

Dividends on preferred stock                              (12,121)              (14,251)              (10,455)

Accretion of preferred stock discount                      (6,477)               (6,458)               (2,836)
                                                 -----------------     -----------------    ------------------

Net loss applicable to common
      and common equivalent shares               $        (41,170)     $        (35,298)    $         (19,783)
                                                 =================     =================    ==================

Weighted average shares of
      common stock outstanding (a)                          9,397                 9,059                 8,825
                                                 =================     =================    ==================

Loss per share of common stock                   $          (4.38)     $          (3.90)    $           (2.24)
                                                 =================     =================    ==================




 (a) During 1997, the Company adopted Statement of Financial Accounting Standards No. 128, "Earnings per Share". Because of the net loss applicable to common stock, diluted weighted average shares of common stock outstanding has not been computed as the effect of the assumed exercise of common stock equivalents would be anti-dilutive.




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